Exhibit 99.14

    (Text of graph posted to Ashland Inc.'s website concerning APAC asphalt mix production in tons)


                          APAC Asphaltic Mix Production
                               (Thousands of Tons)

                        2000        2001         2002        2003        2004       2005

January                1,322         566        1,022         945         974      1,015
February               1,685       1,724        1,688       1,291       1,241      1,387
March                  2,179       1,785        1,927       1,838       2,215      1,322
April                  3,217       3,003        3,201       2,761       2,848      2,529
May                    3,253       4,795        4,381       3,866       4,059
June                   3,278       3,349        3,792       3,201       2,970
July                   3,936       3,651        3,370       3,387       3,178
August                 3,885       4,837        4,702       4,632       4,388
September              3,453       4,500        3,365       3,515       3,101
October                4,538       4,728        3,418       4,335       3,950
November               2,150       2,779        2,359       2,541       2,106
December               1,821       1,763        1,308       1,548       1,717

